STATIONDIGITAL, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

StationDigital, Inc.

We have audited the accompanying balance sheets of StationDigital, Inc. (A Development Stage Company) (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2013, the period from inception (November 14, 2012) through December 31, 2012 and inception (November 14, 2012) through December 31, 2013. StationDigital, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StationDigital, Inc. (A Development Stage Company) as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year ended December 31, 2013, the period from inception (November 14, 2012) through December 31, 2012 and inception (November 14, 2012) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC
Henderson, Nevada
April 18, 2014

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049

StationDigital, Inc.

(A Development Stage Company)

December 31, 2013 and 2012

StationDigital, Inc.

(A Development Stage Company)

Balance Sheets

(Audited)

	December 31, 2013	December 31, 2012
ASSETS

Current assets:
Cash	$5,687	$-
Deposit	1,000	1,000
Total current assets	6,687	1,000

Property and equipment, net	41,865	-
Website development costs, net	229,884	49,902
Total assets	$278,436	$50,902

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$634,097	$-
Payable to GoldenHeart Holdings	5,676,478	117,856
Payable to GHH Commerce	416,183	-
Total current liabilities	6,726,758	117,856

Total liabilities	6,726,758	117,856

Stockholders’ deficit:
Common stock, $0.01 par value: 74,806 and 74,806 shares authorized, issued, and outstanding at December 31, 2013 December 31, 2012, respectively	748	748
Loan to shareholder	(4,045)	-
Related party receivable	(468,389)	-
Stock payable	2,456	-
Deficit accumulated during the development stage	(5,979,092)	(67,702)
Total stockholders’ deficit	(6,448,322)	(66,954)
Total liabilities and stockholders’ deficit	$278,436	$50,902

The accompanying notes are an integral part of these financial statements

2

StationDigital, Inc.

(A Development Stage Company)

Statements of Operations

(Audited)

	For the Year Ended December 31, 2013	For the Period Inception (November 14, 2012) to December 31, 2012	For the Period Inception (November 14, 2012) to December 31, 2013

Advertising revenue	$13,512	$-	$13,512

Cost of revenue	559,750	4,666	564,416

Operating expenses:
Product development costs	282,016	4,728	286,744
Sales and marketing	4,627,523	13,530	4,641,053
General and administrative	455,613	44,030	499,643
Total operating expenses	5,365,152	62,288	5,427,440

Operating loss	(5,911,390)	(66,954)	(5,978,344)

Net loss	$(5,911,390)	$(66,954)	$(5,978,344)

Net loss per share - basic	$(79.02)	$(0.90)

Weighted average number of shares outstanding during the period -Basic	74,806	74,806

The accompanying notes are an integral part of these financial statements

3

StationDigital, Inc.

(A Development Stage Company)

Statement of Stockholders’ Deficit

For the period from Inception (November 14, 2012) to December 31, 2013

(Audited)

				Loans	Related	Deficit accumulated	Total
	Common stock		Stock	to	Party	during the	Stockholders'
	Shares	Amount	payable	Shareholder	Receivable	development stage	Deficit

Balance November 14, 2012 (Inception)	-	$-	$-	$-	$-	$-	$-

Common stock issued to founder ($0.01/Sh)	74,806	748	-	-	-	(748)	-

Net loss	-	-	-	-	-	(66,954)	(66,954)

Balance December 31, 2012	74,806	748	-	-	-	(67,702)	(66,954)

Stock payable - advisory board shares	-	-	2,456	-	-	-	2,456

Loans to Shareholder	-	-	-	(4,045)		-	(4,045)

Related party advances	-	-	-	-	(468,389)	-	(468,389)

Net loss	-	-	-	-	-	(5,911,390)	(5,911,390)

Balance December 31, 2013	74,806	$748	$2,456	$(4,045)	$(468,389)	$(5,979,092)	$(6,448,322)

The accompanying notes are an integral part of these financial statements

4

StationDigital, Inc.

(A Development Stage Company)

Statements of Cash Flows

(Audited)

	For the Year Ended December 31, 2013	For the Period Inception (November 14, 2012) to December 31, 2012	For the Period inception (November 14, 2012) to December 31, 2013

Cash Flows From Operating Activities:
Net Loss	$(5,911,390)	$(66,954)	$(5,978,344)
Adjustment to reconcile net loss to net cash used in operations
Stock payable for services	2,456		2,456
Depreciation and amortization	24,261	-	24,261

Changes in operating assets and liabilities:
Increase in deposits	-	(1,000)	(1,000)
Increase in accounts payable	634,097	-	634,097
Net cash used by operating activities	(5,250,576)	(67,954)	(5,318,530)

Property and Equipment	(44,948)	-	(44,948)
Website development costs	(201,160)	(49,902)	(251,062)
Related party advances	(468,389)	-	(468,389)
Loans to shareholder	(4,045)	-	(4,045)
Net cash used by investing activities	(718,542)	(49,902)	(768,444)

Related party advances	5,974,805	117,856	6,092,661
Net cash provided by financing activities	5,974,805	117,856	6,092,661

Net increase in cash	5,687	-	5,687

Cash at beginning of period	-	-	-

Cash at end of period	$5,687	$-	$5,687

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of founder shares	$-	$748	$-

The accompanying notes are an integral part of these financial statements

5

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business and Significant Accounting Policies

StationDigital, Inc. (“StationDigital”) was originally organized as a Missouri limited liability company on November 14, 2012 and was subsequently converted to a Delaware C-Corporation on November 18, 2013.

StationDigital is the first truly next generation digital media broadcast platform. StationDigital’s primary identity, as of 2014, is as a sophisticated pure play music discovery Internet radio service, offering a competitive, state of the art product to capture market share in the Internet radio space, and one with a unique, industry first value proposition: the StationDigital Listener Rewards Program, where all of our registered users earn listener rewards points every time they listen to StationDigital, either on the web or through any of our mobile apps, and for every time they share StationDigital with friends through social media, thus directly incentivizing our users for playing an active and ongoing part in the organic growth of our customer base and our brand. StationDigital rewards points can then be redeemed right inside our apps through the StationDigital online superstore for a wide variety of both physical and digital merchandise which is designed to appeal to users of all kinds.

StationDigital is also guided by a much more ambitious vision: to be the first free Internet radio platform to evolve into the completely ad-supported, comprehensive digital media broadcast platform, available on any device, anywhere, anytime, and always totally free to the consumer. To that end, StationDigital intends to steadily add music videos, movies, television programming, specialty programming, and video games to our platform of digital media and entertainment which will be available to our users at all times. Our user rewards program will extend to each additional digital media offering on the StationDigital platform.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

6

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Loss Per Share

The Company computes net loss per share in accordance with ASC 260 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method.

In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. As of December 31, 2013, there are no dilutive potential common shares outstanding.

Income Taxes

The Company accounts for income under FASB accounting standards codification No. 740 income taxes. Under FASB accounting standards codification No. 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The tax return for the period ended December 31, 2013 is subject to examination by the Internal Revenue Service.

7

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The Company measures the fair value of its assets and liabilities under the guidance of ASC 820, Fair Value Measurements and Disclosures, which establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but its provisions apply to all other accounting pronouncements that require or permit fair value measurement. ASC 820 clarifies that fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. ASC 820 requires the Company to use valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows:

Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly such as quoted prices for similar assets or liabilities or market-corroborated inputs; and

Level 3: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities. The valuation techniques that may be used to measure fair value are as follows:

A.	Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

B.	Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option-pricing models and excess earnings method.

C.	Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

8

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Product Development

Product development consists primarily of software engineering and design, metadata, information technology and costs associated with supporting consumer connected-device manufacturers in implementing our service in their products. We have incurred product development expenses primarily to develop and improve our system, website and the StationDigital app.

We account for our development costs in accordance with ASC 350-50-25 which sets forth the appropriate method of accounting for each of the five stages of website development. The costs incurred during the planning stage were expensed as incurred; the costs incurred for activities during the website application and infrastructure development stage were capitalized in accordance with ASC 350-40; costs incurred during the graphics development stage were capitalized for costs that were for the creation of initial graphics for the website, subsequent updates to the initial graphics were expensed as incurred, unless they provided additional functionality; costs incurred during the content development stage were expensed as incurred unless they were for the integration of a database with our website, which were capitalized; and generally, the costs incurred during the operating stage have been expensed as incurred.

Capitalized amounts are amortized over the useful life of the related application.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company will recognize revenue from advertising and online sales at the time services are rendered.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of an allowance for doubtful accounts. Our allowance for doubtful accounts will be based upon historical loss patterns, the number of days that billings are past due and an evaluation of the potential risk of loss associated with delinquent accounts. We also consider any changes to the financial condition of our customers and any other external market factors that could impact the collectability of our receivables in the determination of our allowance for doubtful accounts.

9

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which is three years.

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

Website Development Costs

Costs incurred to develop software for internal use are required to be capitalized and amortized over the estimated useful life of the asset if certain criteria are met. Costs related to preliminary project activities and post implementation activities are expensed as incurred. We evaluate the costs incurred during the application development stage of website development to determine whether the costs meet the criteria for capitalization. As of December 31, 2013 and December 31, 2012, we had approximately $229,884 and $49,902, respectively, of capitalized internal use software and website development costs, net of accumulated amortization. These costs are being amortized over their three year estimated useful lives. As of December 31, 2013 and 2012 the Company recorded amortization expense of $21,178 and $0, respectively.

Recent Accounting Pronouncements

Company management does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 2 – Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. From inception (November 14, 2012) through December 31, 2013, the Company has an accumulated deficit of $5,979,092. The continuation of the Company as a going concern is dependent upon the continued financial support from its lenders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

10

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 3 – Property and Equipment

Property and equipment consisted of the following as of December 31, 2013:

Computer & office equipment	$3,835
Computer software	41,113
Property & Equipment, Total	44,948
Less accumulated depreciation	(3,083)
Property & Equipment, Net	$41,865

Depreciation expense during the period ended December 31, 2013, the period from inception (November 14, 2012) through December 31, 2012 and the period from inception (November 14, 2012) through December 31, 2013 was $3,083, $0 and $3,083, respectively.

Note 4 - Related Party Transactions

As of December 31, 2013 and December 31, 2012, the Chief Executive Officer was indebted to the Company in the amounts of $4,045 and $0, respectively, which is non-interest bearing, unsecured, and due on demand.

As of December 31, 2013 and December 31, 2012, CloudWebStore was indebted to the Company in the amounts of $467,789 and $0, respectively, which is non-interest bearing, unsecured, and due on demand. The Company’s Chief Executive Officer is also the Chief Executive Officer and majority shareholder of CloudWebStore.

As of December 31, 2013 and December 31, 2012, CloudWebMall was indebted to the Company in the amounts of $600 and $0, respectively, which is non-interest bearing, unsecured, and due on demand. The Company’s Chief Executive Officer is also the Chief Executive Officer and majority shareholder of CloudWebMall.

As of December 31, 2013 and December 31, 2012, the Company was indebted to GoldenHeart Holdings in the amounts of $5,676,478 and $117,856, respectively, which is non-interest bearing, unsecured, and due on demand. The Company’s Chief Executive Officer is also the Chief Executive Officer amd majority shareholder of GoldenHeart Holdings.

As of December 31, 2013 and December 31, 2012, the Company was indebted to GHH Commerce in the amounts of $416,183 and $0, respectively, which is non-interest bearing, unsecured, and due on demand. The Company’s Chief Executive Officer is also the Chief Executive Officer and majority shareholder of GHH Commerce.

11

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 5 - Equity

On November 14, 2012, the Company issued 74,806 shares of common stock to its founder for no consideration.

On August 19, 2013, the Company entered into an advisory board agreement for which the advisor shall receive compensation of 500 shares of the Company’s common stock with one third of such shares vesting annually beginning on the one year anniversary of the agreement.

On August 19, 2013, the Company entered into an advisory board agreement for which the advisor shall receive compensation of 500 shares of the Company’s common stock with one third of such shares vesting annually beginning on the one year anniversary of the agreement.

On August 19, 2013, the Company entered into an advisory board agreement for which the advisor shall receive compensation of 1,500 shares of the Company’s common stock with one third of such shares vesting annually beginning on the one year anniversary of the agreement.

On August 19, 2013, the Company entered into an advisory board agreement for which the advisor shall receive compensation of 500 shares of the Company’s common stock with one third of such shares vesting annually beginning on the one year anniversary of the agreement.

On August 19, 2013, the Company entered into an advisory board agreement for which the advisor shall receive compensation of 500 shares of the Company’s common stock with one third of such shares vesting annually beginning on the one year anniversary of the agreement.

On August 19, 2013, the Company entered into an advisory board agreement for which the advisor shall receive compensation of 500 shares of the Company’s common stock with one third of such shares vesting annually beginning on the one year anniversary of the agreement.

As of December 31, 2013, none of the above shares have been issued and as such the Company has recorded the $2,456 value of the vested shares as stock payable.

Note 6 - Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company incurred a net operating loss in 2012 of $66,954 which expires in 2032 and a net operating loss in 2013 of $5,911,390 which expires in 2033. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

12

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

The income tax benefit differs from the amount computed by applying the federal income tax rate of 35% to net loss before income taxes for the year ended December 31, 2013, for the period from inception (November 14, 2012) through December 31, 2012 and for the period from inception (November 14, 2012) through December 31, 2013 as a result of the following:

Significant components of the Company’s deferred tax assets and liabilities as at December 31, 2013 and December 31, 2012, after applying enacted corporate income tax rates, are as follows:

		November 14, 2012	November 14, 2012
	Year Ended	(Inception) through	(Inception) through
	December 31, 2013	December 31, 2012	December 31, 2013
Income tax benefit computed at statutory rates	$(2,068,987)	$(23,434)	$(2,092,421)
Valuation allowances	2,068,987	23,434	2,092,421
Provision for income taxes	$-	$-	$-

		December 31, 2013	December 31, 2012
Deferred income tax asset
Net operating loss carried forward		$2,092,421	$23,434
Valuation allowance		(2,092,421)	(23,434)
Net deferred income tax asset		$-	$-

The total increase in the valuation allowance for the period ended December 31, 2013 was $2,068,987.

Note 7 – Commitments and Contingencies

Legal Proceedings

We are from time to time subject to various legal proceedings and claims arising in the ordinary course of our business. We record a liability when we believe that it is both probable that a loss has been incurred and the amount can be reasonably estimated. Our management periodically evaluates developments that could affect the amount, if any, of liability that we have previously accrued and make adjustments as appropriate. Determining both the likelihood and the estimated amount of a loss requires significant judgment, and management's judgment may be incorrect. We do not believe the ultimate resolution of any pending legal matters is likely to have a material adverse effect on our business, financial position, results of operations or cash flows.

We have received notification from the American Arbitration Association of a matter submitted to arbitration involving a dispute between the Company and Wakefly, Inc. (Wakefly). Wakefly is attempting to collect fees of $50,000. The Company does not dispute Wakefly’s claim and expects Wakefly to prevail in arbitration. The Company has recorded a $50,000 liability specific to this matter.

13

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 8- Subsequent Event

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 18, 2014, the date the financial statements were issued.

Convertible Promissory Notes

On February 20, 2014, the Company borrowed $50,000 under a 10% convertible promissory note, which is payable February 20, 2015 and entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.20.

On February 20, 2014, the Company borrowed $40,000 under a 10% convertible promissory note, which is payable February 20, 2015 and entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.20.

On February 20, 2014, the Company borrowed $10,000 under a 10% convertible promissory note, which is payable February 20, 2015 and entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.20.

On February 24, 2014, the Company borrowed $25,000 under a 10% convertible promissory note, which is payable February 24, 2015 and entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.20.

On February 24, 2014, the Company borrowed $25,000 under a 10% convertible promissory note, which is payable February 24, 2015 and entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.20.

On February 25, 2014, the Company borrowed $15,000 under a 10% convertible promissory note, which is payable February 25, 2015 and entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.20.

On February 26, 2014, the Company borrowed $100,000 under a 10% convertible promissory note, which is payable February 26, 2015 and entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.20.

On March 28, 2014, the Company borrowed $25,000 under a 10% convertible promissory note, which is payable March 28, 2015 and entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.20.

On April 8, 2014, the Company borrowed $100,000 under a 8% convertible promissory note, which is payable July 8, 2014 and entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.20.

14

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

On April 11, 2014, the Company borrowed $20,000 under a 8% convertible promissory note, which is payable July 11, 2014 and entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.20.

Common Stock Issuances

On February 22, 2014, GoldenHeart Holdings (the Company's Chief Executive Officer is also the Chief Executive Officer and majority shareholder of Golden Heart Holdings) executed an amended and restated convertible debenture in the amount of $15,000 that entitled the Holder the right to convert the full principal amount of the debenture into shares of common stock of StationDigital, such that upon exercise of the conversion right, the Holder shall acquire interests in shares equal to 27/100 percent (0.27%) of the then outstanding equity interests of StationDigital, such percentage calculated on the basis of the conversion right having previously been fully exercised. On February 22, 2014, the Holder exercised the conversion right and the Company issued 273 shares of common stock to the Holder of the GoldenHeart Holdings convertible debenture in partial satisfaction of the payable to GoldenHeart Holdings. Upon conversion, $15,000 of the Company’s payable to GoldenHeart Holdings was relieved ($54.95 per share).

On February 22, 2014, GoldenHeart Holdings (the Company's Chief Executive Officer is also the Chief Executive Officer and majority shareholder of Golden Heart Holdings) executed an amended and restated convertible debenture in the amount of $15,000 that entitled the Holder the right to convert the full principal amount of the debenture into shares of common stock of StationDigital, such that upon exercise of the conversion right, the Holder shall acquire interests in shares equal to 27/100 percent (0.27%) of the then outstanding equity interests of StationDigital, such percentage calculated on the basis of the conversion right having previously been fully exercised. On February 22, 2014, the Holder exercised the conversion right and the Company issued 273 shares of common stock to the Holder of the GoldenHeart Holdings convertible debenture in partial satisfaction of the payable to GoldenHeart Holdings. Upon conversion, $15,000 of the Company’s payable to GoldenHeart Holdings was relieved ($54.95 per share).

On February 24, 2014, GoldenHeart Holdings (the Company's Chief Executive Officer is also the Chief Executive Officer and majority shareholder of Golden Heart Holdings) executed an amended and restated convertible debenture in the amount of $205,000 that entitled the Holder the right to convert the full principal amount of the debenture into shares of common stock of StationDigital and CloudWebStore, such that upon exercise of the conversion right, the Holder shall acquire interests in shares equal to three and 73/100 percent (3.73%) of the then outstanding equity interests of each of StationDigital and CloudWebStore, such percentage calculated on the basis of the conversion right having previously been fully exercised. On February 24, 2014, the Holder exercised the conversion right and the Company issued 3,728 shares of common stock to the Holder of the GoldenHeart Holdings convertible debenture in partial satisfaction of the payable to GoldenHeart Holdings. Upon conversion, $102,500 of the Company’s payable to GoldenHeart Holdings was relieved ($27.50 per share).

15

STATIONDIGITAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

On February 26, 2014, GoldenHeart Holdings (the Company's Chief Executive Officer is also the Chief Executive Officer and majority shareholder of Golden Heart Holdings) executed an amended and restated convertible debenture in the amount of $1,068,000 that entitled the Holder the right to convert the full principal amount of the debenture into shares of common stock of StationDigital and CloudWebStore, such that upon exercise of the conversion right, the Holder shall acquire interests in shares equal to nineteen and 42/100 percent (19.42%) of the then outstanding equity interests of each of StationDigital and CloudWebStore, such percentage calculated on the basis of the conversion right having previously been fully exercised. On February 26, 2014, the Holder exercised the conversion right and the Company issued 19,420 shares of common stock to the Holder of the GoldenHeart Holdings convertible debenture in partial satisfaction of the payable to GoldenHeart Holdings. Upon conversion, $534,000 of the Company’s payable to GoldenHeart Holdings was relieved ($27.50 per share).

On April 1, 2014, the Company issued 1,500  shares of common stock to the Chief Financial Officer pursuant to the execution of an employment agreement ($0.20 per share).

Employment Agreements

On January 1, 2014, the Company entered into an employment agreement with Timothy Roberts, Chief Executive Officer.  The employment agreement is for a five year term and provides for an initial annual base salary of $260,000 that shall be increased by no less than 10% on an annual basis. At the end of the five year term, the employment agreement automatically extends for additional one year periods unless either party terminates the agreement not later than 180 days prior to its expiration.

On April 1, 2014, the Company entered into an employment agreement with Terrance Taylor, Chief Financial Officer.  The employment agreement is for a five year term and provides for an initial annual base salary of $210,000 that shall be increased by no less than 10% on an annual basis. Upon execution of the employment agreement, the Company issued Taylor 1,500 shares of common stock. At the end of the five year term, the employment agreement automatically extends for additional one year periods unless either party terminates the agreement not later than 180 days prior to its expiration.

Acquisition

On March 12, 2014, the Company entered into a Stock Purchase Agreement with Steel Pier Capital Advisors LLC to acquire 4,850,400 shares of Steel Pier’s 5,000,000 shares of Common Stock of Alarming Devices, Inc. (Registrant). The purchase price for the Shares was Two Hundred Thousand Dollars ($200,000) in two non-refundable installments. The first installment of Fifty Thousand Dollars ($50,000) was made upon execution of the Agreement and immediately deliverable to Steel Pier. The second installment of One Hundred Fifty Thousand Dollars ($150,000) is due within sixty (60) days and is also non-refundable. The delivery of the shares to StationDigital is subject to the consummation of the Merger between the Registrant and StationDigital for 52,800,000 post-split shares of Common Stock within Seventy-Five (75) Days of the execution of the Agreement. The acquisition of the shares, which was consummated on April 23, 2014 represents approximately 91% of the Registrant’s shares of outstanding Common Stock, resulted in a change in control of the Registrant.

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